Exhibit 10.27

ASSIGNMENT AND ASSUMPTION AGREEMENT

This ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) is made and entered into as of January 1, 2026, by and among Rare Earths Americas, Inc., a Texas corporation (“Successor”), and Jennifer Grafton (“Employee”).

WHEREAS, Employee entered into that certain Employment Agreement dated as of July 31, 2025 with REA Management Company, LLC (the “Employment Agreement”); and

WHEREAS, REA Management Company, LLC merged with and into the Successor as of 11:59 p.m. on December 31, 2025; and

WHEREAS, Successor has acquired all or substantially all of the business and/or assets of REA Management Company, LLC; and

WHEREAS, pursuant to Section 11 of the Employment Agreement, Successor desires to affirmatively assume all of the rights and obligations under the Employment Agreement.

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the parties agree as follows:

1.
Assumption. In accordance with Section 11 of the Employment Agreement, Successor hereby expressly assumes and agrees to perform the Employment Agreement in the same manner and to the same extent that REA Management Company, LLC would be required to perform it if no such succession had taken place. Successor shall hereafter be deemed the “Company” as defined in the Employment Agreement.
2.
Employee Consent. To the extent required by Section 11 of the Employment Agreement, Employee hereby consents to this assignment and assumption.
3.
Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, consistent with Section 20 of the Employment Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

Rare Earths Americas, Inc.

By:	/s/ Daniel Shribman

Name:	Daniel Shribman
Title:	Chairman of the Board

EMPLOYEE:

/s/ Jennifer Grafton

Jennifer Grafton